Exhibit 10.27.2

ADDENDUM TO EMPLOYMENT AGREEMENT BETWEEN VIPIN TYAGI & AGR PERSONNEL, INC

This Addendum (the “Addendum”) is made and entered into as of October 10, 2022, by and between AGR Personnel, Inc, a wholly owned subsidiary of ACE Green Recycling Inc. (the “Employer”), and Vipin Tyagi (the “Employee”), in reference to the Employment Agreement dated September 1, 2021 (the “Employment Agreement”) between the Employee and Verdeen Chemicals, Inc, a wholly owned subsidiary of ACE Green Recycling Inc and an Addendum executed on August 1, 2022.

WHEREAS, the Employer and the Employee desire to amend the Employment Agreement to reflect a change in employment and compensation;

NOW, THEREFORE, the parties agree as follows:

1.	Salary Adjustment

The Employee’s annual base salary shall be increased from US$ 180,000 to US$ 207,000, effective October 10, 2022. All other compensation and benefits under the Employment Agreement shall remain unchanged unless otherwise amended in writing.

2.	No Other Changes

Except as set forth in this Addendum, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

AGR Personnel, Inc

By:	/s/ Vipin Tyagi
Name:	Vipin Tyagi
Title:	President
Date:	October 10, 2022

Employee

By:	/s/ Vipin Tyagi
Name:	Vipin Tyagi
Date:	October 10, 2022

Vipin Tyagi Employment Contract Addendum – Salary Increase